Exhibit 5.b

August 26, 2003

Kansas City Power & Light Company
1201 Walnut
Kansas City, MO 64106

Ladies and Gentlemen:

          As counsel to Kansas City Power & Light Company (the "COMPANY"), in connection with the filing by the Company with the Securities and Exchange Commission (the "COMMISSION") of the Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") with respect to up to $255,000,000 maximum aggregate offering price of (1) Senior Debt Securities (the "SENIOR DEBT SECURITIES") to be issued by the Company, (2) Subordinated Debt Securities (the "SUBORDINATED DEBT SECURITIES") to be issued by the Company, (3) Trust Preferred Securities (the "TRUST PREFERRED SECURITIES") to be issued by KCPL Financing II and KCPL Financing III, and (4) the Company's guarantees with respect to the Trust Preferred Securities (the "GUARANTEES") together with the foregoing securities, (the "SECURITIES"), in each case, to be issued and sold from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the "SECURITIES ACT").

          The Senior Debt Securities will be issued pursuant to the form of Indenture (Exhibit 4.d) between the Company and The Bank of New York, as trustee (the "SENIOR INDENTURE"), the Subordinated Debt Securities will be issued pursuant to the form of Indenture (Exhibit 4.e) between the Company and The Bank of New York, as Trustee (the "SUBORDINATED INDENTURE") and the Guarantees will be issued pursuant to one or more guarantee agreements between the Company and The Bank of New York, as guarantee trustee named therein (each, a "GUARANTEE AGREEMENT") (Exhibit 4.i).

          I have reviewed copies of the Registration Statement (including the exhibits thereto), the Articles of Incorporation and By-Laws of the Company as in effect on the date hereof, corporate and other relevant documents, records and papers. I am a member of the Bar of the State of Missouri and, for purposes of this opinion, do not hold myself out as an expert of the laws of any jurisdiction other than the State of Missouri.

          On the basis of such review and assuming that (i) the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended, and the securities or "blue sky" laws of various states shall have been complied with, (ii) appropriate resolutions have been adopted by the Board of Directors of the Company and (iii) the applicable Securities have been issued and sold upon the terms specified in such resolutions and in any required orders of the Commission or other applicable regulatory approvals, I am of the opinion that:

    When (i) the Senior Indenture to be entered into, or otherwise executed or adopted, in connection with the issuance of the Senior Debt Securities, (ii) the Subordinated Indenture to be entered into, or otherwise executed or adopted, in connection with the issuance of the Subordinated Debt Securities or (iii) the Guarantee Agreements, as applicable, have been duly executed and delivered by the proper officers of the Company and The Bank of New York, as trustees therein, and when the Senior Debt Securities, the Subordinated Debt Securities and the Guarantees, as the case may be, have been duly executed, authenticated, delivered and paid for in accordance with the terms of the Senior Indenture, the Subordinated Indenture and the Guarantee Agreements, respectively, and on the terms and conditions set forth in the Registration Statement, the prospectus contained therein and the applicable supplement thereto, the Senior Debt Securities, the Subordinated Debt Securities and the Guarantees will be legally issued and will constitute the valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the heading "Legal Matters" in the related prospectus.

Very truly yours,

/s/Jeanie Sell Latz

Jeanie Sell Latz
Executive Vice President-Corporate
and Shared Services and Secretary